EXHIBIT 10.1
ASSET PURCHASE AGREEMENT

     This Asset Purchase  Agreement  (this  "Agreement") is made as of February 15, 2011, by and between Solar Park Initiatives, Inc, a Nevada corporation ("Buyer"), and Solar Energy Initiatives, Inc. ("Seller"),   a  Delaware corporation.  Buyer and Seller  are  sometimes  referred  to  individually  as a "Party" and together as "Parties."

PRELIMINARY STATEMENTS:

     Seller is a party to all assets listed on Exhibit A (collectively  the "Asset List").

     Seller  desires  to assign  and sell,  and Buyer has  agreed to assume  and purchase,  (i) all of Seller's  rights, use and  obligations  in and to the  Asset List (Exhibit A).

NOW,  THEREFORE,  in consideration of these preliminary  statements and the mutual  covenants,  representations,  warranties and agreements  hereinafter set forth,  and  for  other  good  and  valuable  consideration,   the  receipt  and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1.        PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.

1.1       Purchased  Assets and Rights.  Subject to the terms and  conditions of this  Agreement,  on the Closing Date (as defined in Section  3.1),  Seller will sell to Buyer, and Buyer will purchase from Seller:

          (i) all of Seller's  right,  title and interest in and to the Asset List (Exhibit A), collectively, the "Purchased Assets".

Seller  shall  transfer  the  Purchased  Assets  free and clear of all  security interests, liens, restrictions, claims, encumbrances or charges of any kind.

1.2      Limited Liabilities Assumed.  Buyer, effective as of the Closing Date, will assume Seller's rights and obligations arising on or after the Closing Date under (i) the Asset List  identified on Exhibit A attached hereto.  Subject to the preceding sentence or  except  as  otherwise  expressly  set out in  this  Agreement,  the  parties acknowledge  that the Buyer assumes no other  obligations  or liabilities of the Seller.

1.3       Excluded Assets.  Except as expressly set forth herein,  the Purchased Assets shall not include cash in the bank, and does not set exclusivity rights for Buyer (collectively, the "Excluded Assets").

2.        PURCHASE PRICE

2.1       Purchase Price; Payment.  Subject to Section 2.2, the consideration to be paid by Buyer to  Seller  for the  Purchased  Assets  will be Two Hundred Thousand Dollars ($200,000) upon  Close Date(the "Purchase Price").  The Purchase Price will be paid at closing by the delivery of:

A. a $10,000 cash payment on or before Close Date;

B. an assumption of $24,756 of account payable liability describe on Exhibit A;

C. and a $165,244 three year Promissory Note (Exhibit B) payable annually in three (3) equal payments.  Annual interest rate of 7.5% accrued for and payable semi-annually.  Payment of the Promissory Note maybe reduced by Solar Park committing to pay or offset other Solar Energy obligations as mutually agreed to.

2.2       Obligations.  Seller will be responsible for any and all expenses that accrue  or arise  under the  Transferred  Agreements  or  relating  to  Seller's business (the "Seller  Expenses") on or prior to the Closing Date.  Seller will be responsible for, and shall promptly pay when presented, all valid vendor invoices relating to expenses prior to Closing Date. Should any such invoice be presented to Buyer,  Buyer shall promptly  notify Seller of such fact.  Seller shall pay such  invoice  within 10 days,  failing  which Buyer may authorize payment from the Escrow or seek recovery from Seller.

2.3       Taxes. All transfer, sales or similar tax due to the State of Florida as a result of this transaction will be paid by Buyer.  All other transfer,  sales or  similar  tax due as a result of this  transaction  will be paid by the party upon whom such taxes are imposed by law.

3.        CLOSING.

3.1       Closing Date.  Subject to the terms and conditions of this  Agreement, the closing of the transactions  (the "Closing")  contemplated by this Agreement shall occur at a mutually acceptable place and time within five (5) days after the last of the  conditions to Closing set forth in Sections 7.1 and 7.2 have been  satisfied  or waived by the Party or Parties  entitled to waive the same,  or such  other  date and time as to which  Buyer and Seller may agree in writing;  provided that, at Buyer's option,  the Closing may take place on the last day of the month in which the  conditions  set forth in Sections 7.1 and 7.2 have been satisfied (the "Closing Date"), and to be no later than February 15, 2011.

 3.2       Actions to be Taken at the Closing.  At the Closing, the Parties will take the following actions and deliver the following documents:

          (a) Seller will deliver to Buyer:

               (i) a duly  executed  Assignment  and  Assumption  Agreement, in substantially the form attached hereto as Exhibit C.

               (ii) a duly  executed  bill of sale,  in  substantially  the form attached hereto as Exhibit D.

               (iii)  all required  consents  of  third  parties  to the  sale, conveyance, transfer, assignment and delivery of the Purchased Assets, the consent of the Asset List.

               (iv)  intentionally left blank

               (v) a secretary's  certificate,  certifying  resolutions  of the board of directors and  shareholders  of Seller  approving the sale of the Purchased Assets.

               (vii) a  certificate  of David Fann certifying  as to the truth and  correctness of Seller's  representations  and warranties to  the best of Seller's  knowledge as of the Closing Date and that all of  Seller's  obligations  that are to be performed  prior to Closing have been performed.

          (b) Buyer will deliver to Seller:

(i)  $10,000 cash wire transferred into the respective Seller’s bank account;

(ii)  a  duly  executed  Assignment  and  Assumption  Agreement  in  substantially the form attached as Exhibit C.

(iii)  the Purchase Price including the associated Promissory Note as Exhibit B.

(iv)  a Royalty Agreement for 10% of adjusted gross profit as Exhibit E

(iii) a secretary's  certificate,  certifying  resolutions of the board of directors of Buyer  approving  the purchase of the  Purchased Assets,

(iv) an  officer's  certificate  certifying  as to the  truth and correctness of Buyer's  representations  and warranties to the best of Buyer's  knowledge  as of the  Closing  Date and  that all of  Buyer's obligations  that are to be  performed  prior  to  Closing  have  been performed.

          (c) The  Parties  will take such other  actions  and will  execute and deliver such other  instruments,  documents and certificates as are required by the terms of this Agreement and the agreements  executed in connection  herewith (the "Related Agreements")  or as may be  reasonably  requested by any Party in connection with the consummation of the transactions contemplated herein.

4.        REPRESENTATIONS; WARRANTIES.

4.1       Seller Representations.  Seller represents and warrants to Buyer as of the date hereof, and as of the Closing Date as follows:

          (a) Seller is a corporation duly organized,  validly  existing and in good standing  under the laws of the State of Nevada.  Seller has full power and lawful authority to enter into this Agreement and all Related Agreements,  and consummate the transactions contemplated hereby and thereby.

          (b) This Agreement  and the  Related  Agreements  have each been duly authorized by all necessary action on the part of Seller,  including shareholder authorization.  This  Agreement  constitutes,  and when  executed,  the  Related Agreements  each will  constitute,  the legal,  valid and binding  obligation of Seller,   enforceable  in  accordance  with  their  respective  terms.  Seller's execution, delivery and performance of this Agreement and the Related Agreements will  not

(i)  constitute  a  breach  or  violation  of  Seller's  incorporation documents or bylaws,  (ii)  constitute  a breach or violation of any law,  rule, regulation,  material  agreement,  indenture,  deed  of  trust,  mortgage,  loan agreement  or  any  material  instrument  to  which  Seller  is a  party,  (iii) constitute a violation of any order, judgment or decree by which Seller is bound or  affected,  or the creation of any lien or charge thereon.

          (c) No  consent,  license,  approval or  authorization  of, or filing, registration  or waiver or other  action by, any  governmental  authority or any third party is or will be required in connection with the execution, delivery or performance by Seller of this Agreement or any agreement  executed in connection herewith  except  those  consents  which  Seller  shall  deliver to Buyer before Closing.

          (d)  Exhibit  A sets  forth a  complete  list  Asset List  to which  Seller is a party all of which are being sold to Buyer hereunder.  There is no suit or proceeding  pending or  threatened,  relating in any way to, any listing in the Purchased  Assets,  or that could otherwise impair Seller's  ability to perform its obligations  hereunder.  Neither Seller nor any other party thereto is in breach of or in default under any contract included in the  Purchased  Assets nor has any notice or claim with respect to any breach or default thereunder been given.  Seller has not made any oral representations or warranties to any person  with  respect  to the  Purchased  Assets,  nor has it offered to provide any  services.  The  Purchased  Assets  constitute  all assets  currently utilized by Seller in the operation of its development business and related businesses, other than the Excluded Assets.

          (e) All financial  information  relating to the Purchased  Assets that has been  provided by Seller,  or its agents,  to Buyer is true and complete and has been  prepared in accordance  with sound  financial  practices  applied on a consistent  basis.

         (f) Neither this  Agreement nor any schedules,  certificates  or other document  or  information  provided by Seller to Buyer in  connection  with this Agreement or the Related  Agreements  or the  transactions  contemplated  hereby contains or will  contain any untrue  statement  of a material  fact or omits to state a material fact necessary to make the  statements so made not  misleading, at the time such statements were made and through the time of the Closing Date.

          (g)  Neither  the  Seller,  nor  any  of its  shareholders,  officers, employers or agents,  has employed any  financial  advisor,  broker or finder or incurred any liability for any financial advisory,  brokerage or finder's fee or commission in connection with this Agreement, and the Related Agreements, or the transactions contemplated by such agreements for which Buyer could become liable or obligated.

          (h) Seller has not received any proceeds with respect to the Purchased Assets that relate in whole or part to any period after the Closing Date.

          (i) Seller has provided all financial data that is material to Seller, its operations or financial condition.

          (j) Seller is not voluntarily or involuntary in bankruptcy.

4.2       Buyer  Representations.  Buyer  represents  and  warrants to Seller as follows:

          (a) Buyer is a corporation  duly  organized,  validly  existing and in good standing under the laws of the State of Nevada and has the corporate  power and  authority to enter into this  Agreement and the Related  Agreements  and to consummate  the  transactions  contemplated  by this  Agreement  and the Related Agreements.,

          (b) Prior to the Closing,  this  Agreement and each Related  Agreement will have been duly  authorized  by all  necessary  regulatory  authorities  and corporate  action on the part of Buyer.  This  Agreement  constitutes  and, when executed,  the Related Agreements will constitute,  the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

          (c) Neither Buyer, nor any of its Shareholders, officers, employees or agents have  employed any  financial  advisor,  broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection  with this  Agreement,  the Related  Agreements  or the  transactions contemplated  by such  agreements  for  which  Seller  could  become  liable  or obligated.

          (d) Buyer has been provided and has received all financial information related to the Purchased  Assets which it has requested of Seller as of the date hereof.

5.        CERTAIN COVENANTS AND AGREEMENTS.

5.1       Approvals  and  Consents.  Prior to Closing,  Seller will  obtain,  in writing and without  penalty to Buyer,  all  necessary  approvals  and  consents required  in order to  authorize  and  approve  this  Agreement  and the Related Agreements, and to consummate the assignment to, and assumption by, Buyer of the Purchased Assets.

5.2       Cooperation.  Each of the Parties  hereto will use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder.

 5.3       Access to Properties, Records and Personnel;  Inspection. Seller shall give Buyer and its counsel,  accountants and other  representatives  full access during normal business hours to all of the properties,  personnel, financial and operating data, books, tax returns, contracts, commitments and records of Seller to the extent that they relate to the  Purchased  Assets.

5.4       Notices.  Each of Buyer and Seller will  promptly  notify the other in writing if it receives any notice,  or otherwise becomes aware, of any action or proceeding  instituted or threatened before any court or governmental  agency by any third party to restrain or  prohibit,  or obtain  damages in respect of this Agreement  or any Related  Agreement  or the  consummation  of the  transactions contemplated hereby or thereby.

5.5       Further  Assurances.  Each Party will execute and deliver any further instruments or documents,  and take all further action,  reasonably requested by the other Party to carry out the transactions contemplated by this Agreement and the Related Agreements.

5.6       Indemnification by Seller.  The Seller will  indemnify,  defend and hold the Buyer,  its Affiliates  (as defined  below) and their  respective  stockholders,  directors, officers, employees, legal representatives,  agents, successors and assigns (the "Indemnified Parties") harmless from and against any and all claims,  judgments, damages, penalties,  fines, costs, liabilities,  losses and expenses (including, without  limitation,  reasonable  attorneys' fees and expenses)  incurred by the Indemnified  Parties  (collectively,  "Losses")  arising  from  or  directly  or indirectly relating to:

          (a) any breach by Seller of any term or provision of this Agreement or any Related Agreement,  including without limitation,  Seller's  representations and warranties contained herein; or

          (b) any other expense or liability  relating to the  Purchased  Assets arising or occurring prior to the Closing Date.

          "Affiliate"   means,  with  respect  to  any  Person  (as  hereinafter defined), any Person that controls, is controlled by or is under common control with such Person,  together  with its and their  respective  members,  partners, venturers, directors, officers,  stockholders,  agents, employees and spouses. A Person shall be presumed to have control when it possesses  the power,  directly or indirectly,  to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities,  by contract, or otherwise.  "Person"  means an  individual,  partnership,  limited  liability company, association, corporation, or other entity.

5.7      Indemnification  by Buyer.  Buyer  shall  indemnify,  defend  and hold Seller,  its Affiliates and their respective  Indemnified  Parties harmless from and against any and all Losses  arising from or directly or indirectly  relating to:

          (a) any breach by Buyer of any term or provision of this  Agreement or any Related Agreement,  including without limitation,  Buyer's  representations, warranties and covenants contained herein; or

          (b) Buyer's  performance or breach of the warrant agreements or performance agreements after the Closing Date; or

          (c) any other expense or liability  relating to the  Purchased  Assets arising or occurring after the Closing Date.

5.08      Survival   of   Representations    and   Warranties.    The   parties' representations and warranties  contained herein shall survive the Closing for a period of two (2) years.

5.09      Exclusivity.  From the date hereof  through  the  Closing  Date or the termination of this  Agreement,  whichever  first occurs,  Seller shall not, nor shall Seller  authorize  or permit any of its  directors,  officers,  employees, representatives,  agents or  Affiliates  to,  directly or  indirectly,  solicit, initiate,  encourage,  respond  favorably  to,  permit or condone  inquiries  or proposals  from, or provide any  confidential  information to, or participate in any  discussions  or  negotiations  with,  any Person  (other than Buyer and its directors,  officers, employees,  representatives and agents) concerning a sale, assignment or other transfer of the Purchased Assets, either directly or through a stock purchase or merger or other acquisition structure.

 5.10      Material  Agreements.  At Buyer's  request,  Seller  shall  assign as necessary and rights relating to the  Purchased Assets

5.11     Closing Agreements. As defined in the Purchase Price and above in section 5.

6.        [Intentionally Blank]

7.        CONDITIONS PRECEDENT.

7.1       Conditions  to Buyer's  Obligations.  Buyer's  obligations  under this Agreement are subject to the  satisfaction,  on or prior to the Closing Date, of each of the  following  conditions,  any of which may be waived  in  writing  by Buyer:

          (a) Seller  will have  complied  with and  performed  in all  material respects  its  obligations  under  this  Agreement  and the  Related  Agreements required to be complied with or performed prior to Closing.

          (b) All representations and warranties of Seller in this Agreement and the Related  Agreements will be true and correct in all material  respects as of the date when given and on the Closing Date.

          (c) All  consents,  approvals and waivers  required to consummate  the transactions contemplated by this Agreement and the Related Agreements will have been  obtained in writing by Seller and provided to Buyer without any penalty or condition  which is adverse to Buyer.  Buyer will have received  evidence of the due  authorization  and  execution  of this  Agreement  by  Seller  in form  and substance satisfactory to Buyer.

          (d)  There  will not have  been any  material  adverse  change  in the business,  prospects or future business relating to the Purchased Assets, or any event which may, in the future, cause such a change or any pending or threatened material litigation or other proceeding relating to the Purchased Assets.

          (e) Seller shall have delivered such other  documents and  instruments as Buyer may  reasonably  request to effectuate  the  transactions  contemplated herein and to vest in Buyer title to, and rights in the Purchased Assets.

          (f) Buyer shall have  received  all of the items set forth in Sections 3.2(a) and 3.2(c) hereof

7.2       Condition to Seller's  Obligations.  Seller's  obligations  under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, which may be waived by Seller:

          (a) Buyer  ill have  complied  with and  performed,  in all  material respects, its obligations under this Agreement and the Related Agreements.

          (b) All representations of Buyer in this Agreement or the  Related Agreements will be true and correct as of the date when given and on the Closing
Date.

          (c) Seller  shall have  received all of the items set forth in Section  3.2(b) and 3.2(c) hereof.

8.        TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

8.1       Termination.  This Agreement may be terminated at any time before the Closing as follows:

          (a) By Buyer,  by  notice  to  Seller,  if any of  Buyer's  conditions precedent  to Closing  have not been  satisfied  as of the Closing  Date or have become incapable of being satisfied by February 15, 2011.

          (b) By  Seller,  by  notice to Buyer,  if any of  Seller's  conditions precedent  to Closing  have not been  satisfied  as of the Closing  Date or have become incapable of being satisfied by February 25, 2011.

8.2       Effect  of   Termination.   With  the   exception   of   Section   5.6 & 5.7 (Indemnification)  and this Section 8.2 which shall survive  termination of this Agreement,  upon a termination  in accordance  with Section 8.1, this  Agreement will have no further force or effect.  Notwithstanding the foregoing, each Party will be liable to the other for any breaches by such Party prior to   termination of this Agreement. If Seller refuses to consummate the transactions contemplated as and when required herein, despite the satisfaction or waiver by Seller of the conditions  set forth in Section 7.2 hereof,  Buyer shall be entitled to receive from Seller  $0.00 as liquidated damages and not as a penalty.  If  Buyer  refuses  to  consummate  the  transactions contemplated as and when required  herein despite the  satisfaction or waiver by Buyer of the conditions set forth in Section 7.1 hereof, there will be no liquidated damages.

9.        Left intentionally blank

10.       MISCELLANEOUS.

10.1      No Waiver.  No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this  Agreement.  No extension of time for  performance  of any act will be  deemed an  extension  of the time for performance of any other act.

10.2      Severability.   The  provisions  of  this  Agreement  will  be  deemed severable,  and if any  provision  of this  Agreement is held  illegal,  void or invalid  under  applicable  law,  such  provision  may be  changed to the extent reasonably  necessary to make the  provision  legal,  valid and binding.  If any provision of this  Agreement is held  illegal,  void or invalid in its entirety, the remaining  provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

10.3      Entire Agreement;  Amendment.  This Agreement,  the Related Agreements and the  schedules,  exhibits and  attachments  to such  agreements  contain the entire agreement of the Parties with respect to the subject matter hereof.  This Agreement may be amended only by an  instrument in writing  signed by all of the Parties  hereto.  The headings in this  Agreement are solely for  convenience of reference  and will not  affect  the  interpretation  of any  provision  of this
Agreement.

10.4      Applicable  Law. This Agreement  will be construed in accordance  with and governed by the laws of the State of Florida. Jurisdiction and venue for all disputes  relating to this Agreement shall lie with the state and federal courts located in Duval County, Florida.

10.5      Time is of the Essence. The Parties to this Agreement  acknowledge and agree  that time is of the  essence  with  respect  to the  consummation  of the transactions contemplated by this Agreement and each Related Agreement.

10.6      Binding  Agreement,  Assignment.  The  terms  and  provisions  of this Agreement will bind the Parties and their  respective  permitted  successors and assigns.  Neither this  Agreement  nor any Related  Agreement may be assigned by Seller or Buyer, without the prior written consent of the other.

10.7      Expenses.  Each  Party  will  pay  all  of  its  expenses,   including attorneys'  and  accountants'  fees in connection  with the  negotiation of this Agreement or any Related Agreement, the performance of its obligations hereunder or thereunder,  and the  consummation of the  transactions  contemplated by this Agreement or any Related  Agreement;  provided  that in any  proceeding or other attempt to enforce,  construe or to determine the validity of this  Agreement or any  Related  Agreement,  the  non-prevailing  Party  will  pay  the  reasonable attorneys' fees and costs of the prevailing Party.

10.8      Notices.  All  notices,  demands or other  communications  required or permitted to be given  hereunder will be in writing,  and any and all such items will be deemed to have been duly delivered upon personal delivery;  or as of the third  business  day after  mailing by United  States  mail,  certified,  return receipt  requested,  postage  prepaid,  addressed  as  follows;  or  as  of  the immediately  following  business day after  deposit  with  Federal  Express or a similar overnight courier service,  addressed as follows;  or as of the business day if by facsimile to the facsimile number set forth below:

Notices to Seller:
Solar Energy Initiatives, Inc.
818 A1A North, Suite 202
Ponte Vedra Beach, Florida 32082
Attn: Mike Dodak
Phone: 904-644-6090
Fax: 904-644-6098
Notices to Buyer:
Solar Park Initiatives, Inc.
818 A1A North, Suite 202
Ponte Vedra Beach, Florida 32082
Attn: David J. Surette
Phone: 904-644-6090
Fax: 904-644-6098

10.9      Counterparts.   This   Agreement  may  be  executed  in  one  or  more counterparts,  any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

10.10     No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person,  other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

10.11     Publicity.  Each party agrees to notify the other prior to issuing any press  release  or  making  any  public  statement  regarding  the  transactions contemplated  hereby, and will attempt to obtain the reasonable  approval of the other party prior to making such release or statement, except where such release or statement is required by applicable law or pursuant to any listing  agreement with,  or the rules or  regulations  of, any  securities  exchange  or any other regulatory  requirement,  in which case the  disclosing  party shall endeavor to provide the other party with as much prior notice of the content of such release or statement as is reasonably practicable under the circumstances.

10.12     Confidentiality.  Other than as contemplated by this Agreement, Seller will maintain in confidence, and will cause its directors,  officers, employees, agents,  and advisors to maintain in  confidence,  any written,  oral,  or other information in its possession  relating  directly or indirectly to the Purchased Assets,  unless such information  becomes publicly available through no fault of Seller, or its directors,  officers,  employees,  agents or advisors, the use of such  information  is necessary or appropriate in making any filing or obtaining any  consent or  approval  required  for the  consummation  of the  transactions contemplated herein, or the furnishing or use of such information is required by legal proceedings or otherwise  required by law. If this Agreement is terminated pursuant to Section  8.1,  this  Section  10.12 shall be of no further  force or effect.

          The Parties have executed and delivered this Agreement on the date set forth in the introductory paragraph of this Agreement.

Seller:	Buyer:

SOLAR ENERGY INITIATIVES, INC.	SOLAR PARK INITIATIVES, INC.
a Delaware corporation	a Nevada corporation

By: /s/ David Fann	By: /s/ David J. Surette
Name: David Fann	Name: David J. Surette
Title: Chief Executive Officer	Title: Chief Executive Officer

EXHIBIT A – Asset List
Assets and Liability included in Purchase

1.	All course and instructional material including lesson plans, quizzes, tests and display materials.
2.	A list with contact information of all vendors including instructors
3.
Contact information along with materials  submitted to all state or local agencies that are or may provide funding for students that the Seller has been in negotiations with specific emphasis on South Carolina

4.	A favorable rental agreement in which to hold classrooms for the Solar EOS program in Kingstree, South Carolina
5.	List and contact information for both past and present employees
6.	List of potential students for South Carolina
7.	Business plans, presentation to Kaplan University, Sales material, brochures, and projections
8.	Assumption of Aerotek account payable for $24, 756
9.	Solar EOS Website, name and URL address

Rights Of Use:

Solar Park has the license and Rights of Use in the following states without competition from Solar Energy Initiatives, Inc:

-South Carolina, North Carolina, Georgia, New Mexico, Arizona & Tennessee

Exhibit B – Promissory Note

Exhibit C – Assignment & Assumption

Exhibit D – Bill of Sale

Exhibit E – Royalty Agreement

Officer’s Certificate from Seller and Buyer

Corporate Resolution of Seller